UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): February 5, 2008
METROPCS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

2250 Lakeside Boulevard
Richardson, Texas		75082
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: 214-570-5800
(Former name or former address, if changed since last report):
8144 Walnut Hill Lane, Suite 800
Dallas TX 75231
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On February 5, 2008, the Company’s Board of Directors approved 2008 base salaries for executive officers of the Company. The 2008 base salaries for selected Company executive officers are as follows:

Name	Position	2008 Base Salary
Roger D. Linquist	President and Chief Executive Officer	$750,000
Thomas C. Keys	Chief Operating Officer	$450,000
J. Braxton Carter	Executive Vice President and Chief Financial Officer	$425,000
Robert A. Young	Senior Vice President, Market Operations, Northeast	$360,000
Mark A. Stachiw	Executive Vice President, General Counsel and Secretary	$320,000
Malcolm L. Lorang	Senior Vice President and Chief Technology Officer	$260,000

Item 5.05.	Amendments to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
     On February 5, 2008, the Board of Directors of the Company approved certain modifications to the Company’s Code of Ethics to, among other things, prohibit soliciting or requesting courtesies from vendors and suppliers and to broaden the applicability of the conduct requirements with respect to the Company’s auditors to all employees, officers and directors of the Company.
     A copy of the revised Code of Ethics is filed as Exhibit 14.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

EXHIBIT
NUMBER		DESCRIPTION

14.1	—	MetroPCS Communications, Inc. Revised Code of Ethics

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.
Date: February 8, 2008	By:	/s/ J. Braxton Carter
J. Braxton Carter
Executive Vice President and CFO